Calculation of Filing Fee Tables
S-8
PLIANT THERAPEUTICS, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	3,072,469	$ 1.285	$ 3,948,122.66	0.0001381	$ 545.24
2	Equity	Common Stock, par value $0.0001 per share	Other	614,494	$ 1.285	$ 789,624.79	0.0001381	$ 109.05
Total Offering Amounts:						$ 4,737,747.45		$ 654.29
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 654.29
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Pliant Therapeutics, Inc's (the "Registrant") common stock, par value $0.0001 per share (the "Common Stock") that became issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. (2) Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $1.285 per share, the average of the high and low prices of the Registrant's Common Stock on March 5, 2026 as reported on the NASDAQ Global Select Market. (3) Represents shares of the Registrant's Common Stock that were automatically added to the shares authorized for issuance under the Registrant's 2020 Stock Option and Incentive Plan (the "2020 Plan"), on January 1, 2026 pursuant to an "evergreen" provision contained in the 2020 Plan. Pursuant to such provision, the number of shares reserved for issuance under the 2020 Plan automatically increases on January 1 of each year, starting on January 1, 2021 and continuing through the termination of the 2020 Plan by 5% of the total number of shares of the Registrant's Common Stock outstanding on December 31st of the preceding calendar year, or a lesser number of shares determined by the Registrant's board of directors.

[2]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Pliant Therapeutics, Inc's (the "Registrant") common stock, par value $0.0001 per share (the "Common Stock") that became issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's Common Stock, as applicable. (2) Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of $1.285 per share, the average of the high and low prices of the Registrant's Common Stock on March 5, 2026 as reported on the NASDAQ Global Select Market. (3) Represents shares of the Registrant's Common Stock that were automatically added to the shares authorized for issuance under the Registrant's 2020 Employee Stock Purchase Plan (the "2020 ESPP"), on January 1, 2026 pursuant to an "evergreen" provision contained in the 2020 ESPP. Pursuant to such provision, the number of shares reserved for issuance under the 2020 ESPP automatically increases on January 1 of each year, starting on January 1, 2021 and continuing through the termination of the 2020 ESPP by the lesser of (i) 1% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year, (ii) 700,000 shares, or (iii) such lesser amount as determined by the administrator of the 2020 ESPP, which is the compensation committee of the Board of Directors of the Company.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A